EXHIBIT (D)(5)
May 1, 2004

                        BURNHAM FINANCIAL INDUSTRIES FUND

                             SUB-ADVISORY AGREEMENT


BURNHAM INVESTORS TRUST on behalf of
BURNHAM FINANCIAL INDUSTRIES FUND
1325 Avenue of the Americas, 26th Floor
New York, NY 10019

BURNHAM ASSET MANAGEMENT CORP.
1325 Avenue of the Americas, 26th Floor
New York, NY  10024

MENDON CAPITAL ADVISORS CORP.
150 Allens Creek Road
Rochester, New York 14618

Dear Sirs:

         Burnham Investors Trust (the "TRUST"), of which Burnham Financial Industries Fund (the "FUND") is a series, has been organized as a statutory trust under the laws of the State of Delaware to engage in the business of an investment company. The trust's shares of beneficial interest are currently divided into seven series (including the fund), each series representing the entire undivided interest in a separate portfolio of assets.

         The board of trustees of the trust (the "TRUSTEES") has selected Burnham Asset Management Corp. (the "ADVISER") to provide overall investment advice and management for the fund, and to provide certain other services, under the terms and conditions provided in the investment advisory agreement, between the trust, on behalf of the fund, and the adviser (the "INVESTMENT ADVISORY AGREEMENT").

         The adviser and the trustees have selected Mendon Capital Advisors Corp. (the "SUB-ADVISER") to provide the adviser and the fund with the advice and services set forth below, and the sub-adviser is willing to provide such advice and services, subject to the review of the trustees and overall supervision of the adviser, under the terms and conditions set forth in this sub-advisory agreement (this "AGREEMENT"). The sub-adviser hereby represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "ADVISERS ACT"). Accordingly, the trust, on behalf of the fund, and the adviser agree with the sub-adviser as follows:

1. DELIVERY OF DOCUMENTS. The trust has furnished the sub-adviser with copies, properly certified or otherwise authenticated, of each of the following:

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         (a) agreement and declaration of trust of the trust, dated August 20,
         1998 (the "DECLARATION OF TRUST"), as amended and in effect on the date hereof;

         (b) by-laws of the trust as in effect on the date hereof;

         (c) resolutions of the trustees selecting the sub-adviser as the investment sub-adviser to the fund and approving this agreement;

         (d) resolutions of the trustees selecting the adviser as investment adviser to the fund and approving the investment advisory agreement;

         (e) the investment advisory agreement;

         (f) the fund's prospectus and statement of additional information; and

         (g) the trust's code of ethics, proxy voting policy and liquidity policy.

         The adviser will furnish the sub-adviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any.

2. INVESTMENT SERVICES. The sub-adviser will use its best efforts to provide to the fund continuing and suitable investment advice with respect to investments, consistent with the investment policies, objectives and restrictions of the fund as set forth in the fund's prospectus and statement of additional information. In the performance of the sub-adviser's duties hereunder, subject always to the provisions contained in the documents delivered to the sub-adviser pursuant to
Section 1 above, as from time to time amended or supplemented, the restrictions (including, without limitation, the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "CODE"), for qualification as a regulated investment company), and any investment guidelines or other instructions received in writing from the adviser, and subject, further, to such policies and instructions as the trustees may from time to time establish and deliver to the sub-adviser, the sub-adviser will, at its own expense:

         (a) determine what securities shall be purchased for the fund, what securities shall be held or sold, what portion of the fund's assets shall be held uninvested and furnish the adviser and the fund with advice and recommendations, consistent with the investment policies, objectives and restrictions of the fund as set forth above, with respect to the purchase, holding and disposition of portfolio securities and other permitted investments;

         (b) furnish the adviser and the fund with advice in connection with policy decisions to be made by the board of trustees or any committee thereof about the fund's investments and, as requested, furnish the fund with research, economic and statistical data in connection with the fund's investments and investment policies that are reasonably available to the sub-adviser and necessary for the sub-adviser to perform its obligations hereunder;

         (c) submit such reports relating to the valuation of the fund's securities as the adviser may reasonably request;

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         (d) subject to prior consultation with the adviser, assist the fund in any negotiations relating to the fund's investments with issuers, investment banking firms, securities brokers or dealers and other institutions or investors;

         (e) consistent with the provisions of Section 7 of this agreement, place orders for the purchase, sale or exchange of portfolio securities for the fund's account with brokers or dealers selected by the adviser or the sub-adviser, provided that in connection with the placing of such orders and the selection of such brokers or dealers the sub-adviser will seek to obtain best price and execution, except as otherwise provided in the prospectus and statement of additional information of the fund or except as otherwise required by the fund;

         (f) from time to time or at any time reasonably requested by the adviser or the trustees, make reports to the adviser or the trustees, as requested, of the sub-adviser's performance of the foregoing services;

         (g) subject to the supervision of the adviser, maintain and preserve the records required by the Investment Company Act of 1940 (the "1940 ACT") to be maintained by the sub-adviser (the sub-adviser agrees that such records are the property of the fund and copies will be surrendered to the fund promptly upon request therefor);

         (h) give instructions to the custodian (including any sub-custodian) of the fund as to deliveries of securities to and from such custodian and payments of cash for the account of the fund, and advise the adviser on the same day such instructions are given; and

         (i) cooperate generally with the fund and the adviser to provide information necessary for the preparation of registration statements and periodic reports to be filed with the Securities and Exchange Commission, including Form N-1A, semi-annual reports on Forms N-SAR and N-CSR, periodic statements, shareholder communications and proxy materials furnished to holders of shares of the fund, filings with states and with United States agencies responsible for tax matters, and other reports and filings of like nature.

         The sub-adviser shall conform its conduct to, and will ensure that its advice with respect to the fund complies with, the 1940 Act and all rules and regulations thereunder, the requirements for qualification of the fund as a regulated investment company under Subchapter M of the Code, all other applicable federal and state laws and regulations and with the provisions of the fund's prospectus and statement of additional information as amended or supplemented.

         In the performance of its duties hereunder, the sub-adviser is and will be an independent contractor and unless otherwise expressly provided or authorized will have no authority to act for or represent the fund or the adviser in any way or otherwise be deemed to be an agent of the fund or of the adviser.

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         The sub-adviser's services to the fund pursuant to this agreement are deemed to be exclusive for the entire period that this Agreement is in effect. The sub-adviser may render investment advice, management and other services only to clients that are not publicly offered investment companies that would be in direct competition with the fund (for avoidance of doubt, any publicly offered investment company that investments primarily in equity securities of financial industry companies is considered to be in direct competition with the fund). Notwithstanding the foregoing, nothing in this agreement shall prohibit the sub-adviser from serving as the sub-adviser to the Burnham Financial Services Fund or any other fund sponsored by the adviser.

3. EXPENSES PAID BY THE SUB-ADVISER. The sub-adviser will pay the cost of maintaining the staff and personnel necessary for it to perform its obligations under this agreement, the expenses of office rent, telephone, telecommunications and other facilities that it is obligated to provide in order to perform the services specified in Section 2, and any other expenses incurred by it in connection with the performance of its duties hereunder.

4. EXPENSES OF THE FUND NOT PAID BY THE SUB-ADVISER. The sub-adviser will not be required to pay any expenses which this agreement does not expressly state will be payable by the sub-adviser. In particular, and without limiting the generality of the foregoing but subject to the provisions of Section 3, the sub-adviser will not be required to pay any fund expense or to reimburse the adviser for any such expense that the adviser is required to pay or costs of any broker-dealer in connection with the fund.

5. COMPENSATION OF THE SUB-ADVISER. The adviser will pay the sub-adviser, as compensation for services and expenses assumed hereunder, a fee as set forth in
SCHEDULE I. Sub-advisory fees payable hereunder will be computed daily and paid monthly in arrears, within 30 calendar days after the related month end. The sub-adviser understands and agrees that neither the trust nor the fund has any liability for the sub-adviser's fee hereunder. Calculations of the sub-adviser's fee will be based on average net asset values as provided by the adviser.

6. OTHER ACTIVITIES OF THE SUB-ADVISER AND ITS AFFILIATES. Except as provided in the last paragraph of Section 2 above, nothing herein contained will prevent the sub-adviser or any of its directors, managers, members, officers, employees, or affiliates from engaging in any other business or from acting as investment adviser or investment manager for any other person or entity, whether or not having investment policies or a portfolio similar to the fund. Except as provided in the last paragraph of Section 2 above, it is specifically understood that the directors, managers, members, officers and employees of the sub-adviser and its affiliates may engage in providing portfolio management services and advice to other investment advisory clients of the sub-adviser or of its affiliates.

7. AVOIDANCE OF INCONSISTENT POSITION AND BROKERAGE. In connection with purchases or sales of portfolio securities for the account of the fund, neither the sub-adviser nor any of its directors, managers, members, officers, employees or affiliates will act as principal or agent or receive any compensation, other than the compensation provided for in this agreement. The sub-adviser or its agent shall arrange for the placing of all orders for the purchase and sale of portfolio securities the Fund with brokers or dealers selected by it, which may include affiliates of the adviser. In the selection of such brokers or dealers and the placing of such orders, the sub-adviser is directed at all times to seek for the fund the most favorable price and efficient execution available. It is also understood that it is desirable for the fund that the sub-adviser have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at a higher cost to the fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the sub-adviser is authorized to place orders for the purchase and sale of securities for the fund with such certain brokers, subject to review by the trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the sub-adviser in connection with its services to other clients. If any occasion should arise in which the sub-adviser gives any advice to its clients concerning the shares of the fund, it will act solely as investment counsel for such clients and not in any way on behalf of the fund.

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On occasions when the sub-adviser deems the purchase or sale of a security to be in the best interest of the fund as well as other of its clients, the sub-adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the sub-adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the fund and to such other clients.

The sub-adviser will not knowingly recommend that the fund purchase, sell or retain securities of any issuer in which the sub-adviser or any of its directors, managers, members, officers or employees has a financial interest without obtaining prior approval of the adviser prior to the execution of any such transaction. (For avoidance of doubt, it is agreed that neither the sub-adviser nor any of its directors, managers, members, officers or employees shall be deemed to have a financial interest in the securities of any issuer solely as a result of any of the sub-adviser's other clients having a financial interest in such issuer.) Access persons (as defined in Rule 17j-1 under the 1940 Act) of the sub-adviser will provide personal trading reports to a person designated by the fund in accordance with the fund's code of ethics applicable to the sub-adviser.

8. NO PARTNERSHIP OR JOINT VENTURE. The trust, the fund the adviser and the sub-adviser are not partners of or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on any of them.

9. LIMITATION OF LIABILITY OF THE SUB-ADVISER. Neither the sub-adviser nor any director, manager, member, officer or employee of the sub-adviser will be liable for any error of judgment or mistake of law or for any loss suffered by the trust, the fund or the adviser in connection with the matters to which this agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the sub-adviser's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this agreement.

10. DURATION AND TERMINATION OF THIS AGREEMENT. This agreement will remain in effect until the second anniversary of the date of this Agreement and from year to year thereafter, but only so long as each such continuance is specifically approved at least annually in the manner prescribed by the 1940 Act and the rules and regulations thereunder, subject however to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation, order or interpretive position. This agreement may, on not more than 60 days' written notice, be terminated at any time without the payment of any penalty by the fund by vote of a majority of the outstanding voting securities of the fund or by the board of trustees or by the adviser or by the sub-adviser. Termination of this agreement with respect to the fund will not be deemed to terminate or otherwise invalidate any provisions of the investment advisory agreement or any contract between the sub-adviser and any other series of the trust. This agreement will automatically terminate in the event of its assignment or upon the termination of the adviser's investment advisory agreement. This agreement will become effective upon the effectiveness of the adviser's investment advisory agreement. In interpreting the provisions of this Section 10, the definitions contained in
Section 2(a) of the 1940 Act (including the definitions of "assignment," "interested person" and "voting security"), will be applied, subject however to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation, order or interpretive position.

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11. AMENDMENT OF THIS AGREEMENT. No provision of this agreement may be changed or waived orally, but only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought. No amendment, transfer, assignment, sale, hypothecation or pledge of this agreement will be effective until approved by the trustees, including a majority of the trustees who are not interested persons of the adviser, the sub-adviser or (other than as board members) the fund in the manner prescribed by the 1940 Act and the rules and regulations thereunder, and (b) a majority of the outstanding voting securities of the fund, as defined in the 1940 Act, subject however to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation, order or interpretive position.

It shall be the sub-adviser's responsibility to furnish to the trustees such information as may reasonably be necessary in order for the trustees to evaluate this agreement or any proposed amendments thereto for the purposes of casting a vote pursuant to Sections 10 or 11 hereof.

12. PROXY VOTING. Unless the adviser advises the sub-adviser in writing that the right to vote proxies has been expressly reserved to the adviser or the fund or otherwise delegated to another party, the sub-adviser shall exercise voting rights incident to any securities held in the fund without consultation with adviser or the fund, provided that the sub-adviser will follow any written instructions received from the adviser or the fund with respect to voting as to particular issues. The sub-adviser shall further respond to all corporate action matters incident to the securities held in the fund including, without limitation, proofs of claim in bankruptcy and class action cases and shelf registrations.

13.      MISCELLANEOUS.

         (a) The captions in this agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The name Burnham Investors Trust is the designation of the trustees under the declaration of trust dated August 20, 1998. The obligations of the fund are not personally binding upon, nor will resort be had to the private property of, any of the trustees, shareholders, officers, employees or agents of the trust, but only the fund's property will be bound. The fund will not be liable for the obligations of any other series of the trust.

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         (b) Nothing herein contained will limit or restrict the sub-adviser or any of its directors, managers, members, officers, employees or affiliates from buying, selling or trading in any securities for its or their own account or accounts. The trust on behalf of the fund acknowledges that the sub-adviser and its directors, managers, members, officers, employees and affiliates, and its other clients may, subject to compliance with the fund's code of ethics applicable to the sub-adviser, at any time have, acquire, increase, decrease or dispose of positions in investments which are at the same time being acquired or disposed of by the fund. The sub-adviser will have no obligation to acquire for the fund, a position in any investment which the sub-adviser, its directors, managers, members, officers, employees or affiliates may acquire for its or their own accounts or for the account of another client if, in the sole discretion of the sub-adviser, it is not feasible or desirable to acquire a position in such investment for the fund. Nothing herein contained will prevent the sub-adviser from purchasing or recommending the purchase of a particular security for one or more funds or clients while other funds or clients may be selling the same security.

14. GOVERNING LAW. This agreement shall be governed by the substantive law of the State of New York and the applicable provisions of the 1940 Act.

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         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first written above.


                         Yours very truly,

                         BURNHAM ASSET MANAGEMENT CORP.


                         By:  /s/ JON M. BURNHAM
                              -----------------------------
                              Jon M. Burnham

                         Its: Chairman, Chief Executive Officer and Director


                         BURNHAM INVESTORS TRUST on behalf of
                         BURNHAM FINANCIAL INDUSTRIES FUND

                         By:  /s/ MICHAEL E. BARNA
                              -----------------------------
                              Michael E. Barna

                         Its: Executive Vice President, Chief Financial
                              Officer, Treasurer and Secretary


The foregoing agreement is hereby
agreed to as of the date thereof.


 MENDON CAPITAL ADVISORS CORP.

 By:  /s/ ANTON V. SCHUTZ
-----------------------------
      Anton V. Schutz

 Its: President

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                                   SCHEDULE I

                          ANNUAL SUB-ADVISORY FEE RATE

1. The adviser shall pay the sub-adviser, as compensation for its services and expenses assumed hereunder, a fee as set forth below.

2. The fee payable hereunder shall be composed of the Basic Fee (as defined below) and a Performance Adjustment (as defined below) to the Basic Fee based upon the investment performance of the fund in relation to the investment record of the Philadelphia Bank Index (the "INDEX"). It being understood that the adviser's fee under the investment advisory agreement is subject to a similar Performance Adjustment. Any change in the method of computing the Performance Adjustment under the investment advisory agreement shall result in a corresponding change in the method of computing the Performance Adjustment hereunder.

3. The "BASIC FEE" shall be equal to 0.45% per annum of the fund's average daily net assets.

4. The "PERFORMANCE ADJUSTMENT" consists of an adjustment to the monthly Basic Fee to be made by applying a performance adjustment rate to the average net assets of the fund over the Performance Period (as defined below). The resulting dollar figure shall be added to or subtracted from the Basic Fee depending on whether the fund experienced better or worse performance than the Index.

         The performance adjustment rate shall be equal to 0.01% per annum for each percentage point rounded to the nearer point (the higher point if exactly one-half point) that the fund's investment performance for the period was better or worse than the record of the Index (as then constituted). The maximum Performance Adjustment is plus or minus 0.10% per annum. In addition, as the fund's average daily net assets over the Performance Period may differ substantially from the fund's average daily net assets during the current year, the Performance Adjustment may be further adjusted to the extent necessary to ensure that the total Performance Adjustment to the Basic Fee on an annualized basis does not exceed 0.10%.

         The "PERFORMANCE PERIOD" shall consist of a rolling 36 month period consisting of the most recently completed month and the previous 35 months, or such shorter period since commencement of the fund's operations.

         The fund's investment performance will be measured by comparing the (i) opening net asset value of one Class A share of the fund on the first business day of the Performance Period with (ii) the closing net asset value of one Class A share of the fund as of the last business day of such Performance Period. In computing the investment performance of the fund and the investment record of the Index, distributions of realized capital gains, the value of capital gains taxes per share paid or payable on undistributed realized long-term capital gains accumulated to the end of such period and dividends paid out of investment income on the part of the fund, and all cash distributions of the companies whose stock comprise the Index, will be treated as reinvested in accordance with Rule 205-1 (or any other applicable rule) under the Investment Advisers Act of 1940, as the same from time to time may be amended.

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         The computation of the Performance Adjustment shall not be cumulative.
A positive fee adjustment will apply even though the performance of the fund over some period of time shorter than the Performance Period has been behind that of the Index, and, conversely, a negative fee adjustment will apply for the month even though the performance of the Fund over some period of time shorter than the Performance Period has been ahead of that of the Index.

5. An appropriate percentage (based on the number of days in the current month) of the annual Performance Adjustment rate shall be multiplied by the fund's average net assets (computed in the manner set forth in the Trust's registration statement adjusted as provided above, if applicable) determined as of the close of business on each business day through out the performance period. The resulting dollar amount is added to or deducted from the Basic Fee.

6. If this agreement terminates before the last day of a month, the Basic Fee then in effect shall be computed on the basis of the period ending on the last business day on which this agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month. The amount of any Performance Adjustment to the Basic Fee will be computed on the basis of and applied to net assets averaged over the 36 month period (or such shorter period since commencement of the fund's operations) ending on the last business day on which this agreement is in effect.

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